[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.45

AMENDMENT 1 TO EXCLUSIVE LICENSE AGREEMENT

This Amendment (the “Amendment”) is dated and effective as of the last date of signature (the “Amendment Effective Date”) by and between Memorial Sloan Kettering Cancer Center, a New York not-for-profit corporation with principal offices at 1275 York Avenue, New York, NY 10065, The Rockefeller University, a New York not-for-profit corporation with principal offices at 1230 York Avenue, New York, NY 10065, Rutgers, The State University of New Jersey, having its statewide Office of Technology Commercialization at 3 Rutgers Plaza, New Brunswick, New Jersey 08901, and University of Bonn, all of which will be collectively referred to as “Institutions” and Aduro Biotech, Inc., a corporation with principal offices located at 626 Bancroft Way, #3C, Berkeley, CA 94710 (“Licensee).

Whereas the Institutions and Licensee entered into an Exclusive License Agreement for Institutions’ Technology “Compositions & Methods for Altering Second Messenger Signaling,” effective as of December 18, 2014 (the “License Agreement”); and

WHEREAS, the Institutions and Licensee desire to amend Exhibit C of the License Agreement to include reference to additional proprietary cyclic dinucleotide structures of Licensee.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.	Exhibit C. The following structures are added to Exhibit C, Aduro Proprietary Cyclic Dinucleotide Structures:

[*]

2.	Governing Law; Disputes. Sections 16.7 and 18.1 of the License Agreement shall apply to any disputes arising from this Amendment.
3.	Entire Agreement. This Amendment and the License Agreement shall constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and thereof.
4.	Severability. If any provision of this Amendment is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.
5.

No Waiver. Other than as expressly set forth herein, this Amendment does not waive or modify any portion of the License Agreement, which otherwise remain in full force and effect. No waiver of any provision of the License Agreement or this Amendment may be made except in a writing signed by the Institutions and Licensee.

IN WITNESS WHEREOF, authorized representatives of the parties have signed and dated this Agreement below.

ADURO BIOTECH, INC.			MEMORIAL SLOAN KETTERING CANCER CENTER

By:	/s/ Greg Schafer		By:	/s/ Gregory Raskin
Name:	Greg Schafer		Name:	Gregory Raskin, M.D.
Title:	COO		Title:	Vice President,Technology Development
Memorial Sloan Kettering Cancer Center
Date:	May 8, 2016 / 11:44:59 AM ET	, 2016
			Date:	5/11	, 2016

THE ROCKEFELLER UNIVERSITY

By:	/s/ Kathleen A. Denis
Name:	Kathleen A. Denis
Title:	Associate Vice President

Date:	18 May	, 2016

RUTGERS UNIVERSITY

By:	/s/ S. David Kimball
Name:	S. David Kimball, Ph.D.
Title:	Associate Vice President
Research Commercialization

Date:	5/18/16	, 2016

THE UNIVERSITY OF BONN

By:	/s/ Rüdiger Mull
Name:	Rüdiger Mull
Title:	Rheinische
Friedrich-Wilhelms-Universität
Der Kanzler

Date:	5/27/	, 2016